CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Dollar General Corporation on Form S-8 of our report dated March 6, 1995, on our audits of the consolidated financial statements of Dollar General Corporation as of January 31, 1995 and 1994 and for the years ended
January 31, 1995, 1994 and 1993, which report is included in the Annual Report on Form 10-K for the fiscal year ended January 31, 1995.

COOPERS & LYBRAND L.L.P.

Louisville, Kentucky
January 8, 1996